                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  February 13, 1997


                               UNC INCORPORATED
            (Exact name of registrant as specified in its charter)


        Delaware                        1-7795                 54-1078297
(State or other jurisdiction         (Commission              (IRS employer
   of incorporation)                 File Number)          Identification No.)


            175 Admiral Cochrane Drive, Annapolis, Maryland  21401
             (Address of principal executive offices)       (Zip Code)


      Registrant's telephone number, including area code: (410) 266-7333

                                Not Applicable
         (Former name or former address, if changed since last report)
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ITEM 5.   Other Events
          ------------

     AGREEMENT AND PLAN OF REORGANIZATION WITH GREENWICH AIR SERVICES, INC.

     On February 13, 1997, UNC Incorporated (the "REGISTRANT"), Greenwich Air Services, Inc. ("GREENWICH"), a Delaware corporation, and Condor Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Greenwich ("CONDOR") entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") pursuant to which the parties have agreed that the Registrant will merge with and into Condor (the "MERGER"), thereby becoming a wholly-owned subsidiary of Greenwich.

     The Merger Agreement provides, among other things, that as a result of the Merger each UNC Common Stock Equivalent (as defined in the Merger Agreement) shall be valued at not less that $14.00 and each holder of UNC Common Stock Equivalents shall be entitled to receive at the Effective Time (as defined in the Agreement) that number of shares of Class B nonvoting common stock, par value $.01 per share, of Greenwich ("GREENWICH CLASS B STOCK") as is determined by multiplying (i) the number of UNC Common Stock Equivalents held by such holder by (ii) the Exchange Ratio.

     As defined in the Agreement, the "EXCHANGE RATIO" means the fraction (expressed as a decimal to the nearest ten thousandth) determined as follows:

          (a) if the "CLOSING DATE MARKET VALUE" (defined in the Merger Agreement as the average of the closing prices of a share of Greenwich Class B Stock, as reported on The Nasdaq National Market, for the twenty trading days immediately preceding the Closing Date) is less than or equal to $24.86, the Exchange Ratio shall be (x) the Base UNC Equity Value Per Share divided by (y) the Closing Date Market Value. (For this purpose, "BASE UNC EQUITY VALUE PER SHARE" means (A) $14.00 times the number of outstanding UNC Common Stock Equivalents, divided by (B) the aggregate number of UNC Common Stock Equivalents outstanding on the Closing Date);

          (b) if the Closing Date Market Value exceeds $24.86, but is less than or equal to $28.59, the Exchange Ratio shall be 0.5632; and

          (c) if the Closing Date Market Value exceeds $28.59, then the Exchange Ratio shall be (x) 115% of the Base UNC Equity Value Per Share divided by (y) the Closing Date Market Value.

The Exchange Ratio is subject to adjustment upon the occurrence of certain events set forth in the Merger Agreement.

                                       2
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     In general, the Merger Consideration (as defined in the Merger Agreement)
is payable to the holders of UNC Common Stock Equivalents solely in shares of Greenwich Class B Stock. Subject to the limitations and conditions set forth in the Merger Agreement, however, such holders may, in accordance with the procedures set forth in the Merger Agreement, elect to receive all or a portion of the Merger Consideration in cash; provided, however, that in no event shall Greenwich be obligated to pay in cash an aggregate amount which exceeds fifty (50%) percent of the aggregate Merger Consideration payable to all holders of UNC Common Stock Equivalents (computed at $14.00 per share). The Merger Consideration to be paid in cash by Greenwich may be financed in whole or in part by a senior secured credit facility and/or certain securities offerings.

     The Merger Consideration, as well as the other terms and conditions of the Merger Agreement, were determined as a result of arm's length negotiations between representatives of the parties to the Merger Agreement. Consummation of the transactions contemplated by the Merger Agreement is subject to a number of conditions, including the approval of stockholders of each of the Registrant and Greenwich entitled to vote thereon and certain contemplated debt financings for Greenwich.


ITEM 7.   Financial Statements and Exhibits
          ---------------------------------

(a)  Financial statements of businesses acquired.
     -------------------------------------------

     Not applicable.

(b)  Pro forma financial information.
     -------------------------------

     Not applicable.

(c)  Exhibits.
     --------

     1. Agreement and Plan of Reorganization, dated as of February 13, 1997 by and among UNC Incorporated, Greenwich Air Services, Inc. and Condor Acquisition Corporation.

     2.        Press Release dated February 14, 1997.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed by the undersigned hereunto duly authorized.


                                              UNC INCORPORATED



Dated: February 19, 1997                     By: /s/ Robert L. Pevenstein
                                                 ------------------------
                                                 Robert L. Pevenstein
                                                 Senior Vice President
                                                 and Chief Financial Officer


                                 EXHIBIT INDEX


Exhibit Number      Exhibit
--------------      -------

     1 Agreement and Plan of Reorganization, dated as of February 13, 1997 by and among UNC Incorporated, Greenwich Air Services, Inc. and Condor Acquisition Corporation.

     2              Press Release dated February 14, 1997.

                                       4